Exhibit 99.12.B.

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Nicholas D. Gerber, President, Treasurer and Principal Executive Officer of Ameristock Mutual Fund, Inc. (the “Registrant”), hereby certify, to the best of my knowledge, that the Registrant’s report on Form N-CSR for the period ended December 31, 2012 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
President/Treasurer
(Principal Executive Officer)

Date:	February 11, 2012

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Howard Mah, Principal Financial Officer of Ameristock Mutual Fund, Inc. (the “Registrant”), hereby certify, to the best of my knowledge, that the Registrant’s report on Form N-CSR for the period ended December 31, 2012 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Howard Mah
Howard Mah
Principal Financial Officer

Date:	February 11, 2012